UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC 20549

                                       FORM 8-K

                                    CURRENT REPORT


Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)  April 29, 1996

                                  WORK RECOVERY, INC.
           (Exact Name of Registrant as Specified in its Charter)


                                      Colorado
                 (State or Other Jurisdiction of Incorporation)


              0-18695                                68-0165800
       (Commission File Number)          (IRS Employer Identification No.)


  2341 South Friebus Avenue, Suite 14, Tucson, Arizona        85713
       (Address of Principal Executive Offices)             (Zip Code)

                                  (520) 322-6634
               (Registrant's Telephone Number, Including Area Code)

                                  Not Applicable
          (Former Name or Former Address, if Changes Since Last Report)

              INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.     Changes in Registrant's Certifying Accountant.


            On April 29, 1996, La Voie, Clark, Charvoz & May, P.C. ("LCCM") declined to stand for re-election as the Registrant's independent accountant and on the same date the Registrant engaged Price Waterhouse LLP ("Price Waterhouse") to audit the Registrant's financial statements for the year ending June 30, 1996.

            The reports of LCCM on the financial statements of the Registrant for the years ended June 30, 1995 and June 30, 1994 do not contain an adverse opinion or disclaimer of opinion and were not modified or qualified as to uncertainty, audit scope or accounting principles, except for the year ended June 30, 1995 which contains the following modifications and qualifications:

      1. "...certain irregularities and possible illegal acts may have been committed by certain former members of management and other third parties. The financial statements have been adjusted to reflect the restatement of related identified transactions. There may also be unidentified transactions which may have been entered into by certain former members of management and third parties in a collusive manner. The financial statements for the year ended June 30, 1994 have been restated to correct suspected irregularities, identified subsequent to the release of our previous report dated September 30, 1994. Further revision to the financial statements may be required if additional irregularities or illegal acts are identified."

      2. "...The representation letter, signed by management at the conclusion of the audit, asserts that there is nothing of a material nature, known to management, which if known to the auditors, would require disclosure or adjustment to the financial statements...certain former officers owned 75% of a partnership which owned and leased real estate to an unconsolidated affiliate. Additionally, the Company was pledged as guarantor of the mortgage which was substantially in excess of the market value of the real estate. The Company's 30% ownership in the unconsolidated affiliate, the officers' ownership in the real estate, and the mortgage guarantee, had all been concealed from us in previous audits. Amounts advanced to this affiliate, used primarily for carrying costs of the real estate, were previously represented as a receivable from this entity. This previously unconsolidated affiliate and the real estate were acquired by the Company in 1995. Accordingly, prior period financial statements have been restated to reflect the impairment of this asset to the extent of amounts previously advanced."

      3.  "...class action suits have been filed subsequent to June
30, 1995 against the Company, certain former officers and directors, and its independent auditors. A licensee has also filed suit against the Company for refund of substantial amounts paid the Company related to license fees.
Other licensees may follow suit to recover amounts previously paid. Company counsel is unable to predict the ultimate resolution of this litigation or other related potential claims or their effect on the financial statements."

      4. "...certain stock was transferred to street name within the forty day waiting period required for the Regulation S exemption under the Securities Act of 1933. This condition may expose the Company to claims for rescission by purchasers of these securities under applicable securities laws. If such claims are asserted, they may result in an obligation by the Company to refund amounts paid in the market to purchase these shares, creating a very substantial contingent liability to the Company. The Company does not have the financial resources to refund these amounts."

      5. "...substantial amounts of common stock have been sold pursuant to the provisions of Regulation S of the Securities Act of 1933 at substantial discounts to market. The purpose or nature of the discounts which exceed a normal discount have not been determined. Accordingly, the accounting effect of recording these discounts, if their nature and purpose were determinable, has not been reflected in the financial statements."

      6. "...The financial statements have been prepared assuming that the Company will continue as a going concern. The Company has experienced a substantial deterioration of liquidity subsequent to year end. Additionally, certain former members of management (which had exclusive relationships with many third party investors, lessees, licensees and customers) have resigned. The continuing cooperation of this former management may be needed to affect the collection of amounts due the Company. The effect on the Company's ability to collect the recorded amounts due the Company is not determinable. Substantial adjustments and reserves have been made as of June 30, 1995 giving effect to these matters. Substantial doubt exists about the Company continuing as a going concern absent the collection of these amounts due or the infusion of substantial additional capital."

LCCM and new management discussed with Price Waterhouse the items outlined in paragraphs 1-6 above. Price Waterhouse reached no conclusions on these items. The decision to engage Price Waterhouse was approved by the Board of Directors of the Registrant based upon the recommendation of the Audit Committee.

During the fiscal years ended June 30, 1995 and June 30, 1994 and the interim period through April 29, 1996, there have been no disagreements between the Registrant and LCCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of LCCM would have caused them to make reference thereto in their report on the financial statements for such years.

During the two most recent fiscal years and through April 29, 1996, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the matters discussed previously in modifications and qualifications paragraphs 1-6.



                               EXHIBIT

16 - To be filed within 10 days by way of amendment to this form.


                             SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WORK RECOVERY, INC.

May 6, 1996                       By: /s/ DORCAS R. HARDY
                                      Dorcas R. Hardy, Acting President and
                                        Acting Chief Executive Officer